Exhibit 10.1

[____________ __, 2021]

Northern Genesis Acquisition Corp. II

4801 Main Street, Suite 1000

Kanas City, MO 64112

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

CIBC World Markets Corp.

425 Lexington Avenue, 3rd Floor

New York, New York 10017

Re: Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Northern Genesis Acquisition Corp. II, a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, Barclays Capital Inc. and CIBC World Markets Corp. as representatives (the “Representatives”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. Vote in Respect of a Business Combination. If the Company solicits approval of its stockholders of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), the undersigned will vote all shares of Common Stock beneficially owned by him, her, or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. Cash Conversion (Redemption) Rights.

(a) The undersigned hereby waives any right to exercise, and agrees not to exercise, cash conversion (redemption) rights as set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”) with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the shares of Common Stock issued prior to the IPO (the “Founder Shares”) or shares of Common Stock issued in the IPO (the “Public Shares”) and purchased by the undersigned in the IPO or in the aftermarket, in connection with any vote to approve a Business Combination or in connection with any vote to amend Article Sixth of the Certificate of Incorporation. In addition, if the Company provides all holders of its Common Stock with an opportunity to sell their shares to the Company, effective upon consummation of such Business Combination, for cash through a tender offer, the undersigned agrees not to tender or sell any of such shares to the Company in such tender offer.

(b) The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Certificate of Incorporation other than in connection with the consummation of a Business Combination (and that does not adversely affect the cash conversion rights of any public stockholders with respect to Public Shares in connection with such Business Combination) unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof.

3. Liquidating Distributions.

(a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Certificate of Incorporation, the undersigned will, as promptly as possible, cause the Company to pay in cash to the holders of Public Shares a per-share price equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest released to the Company as permitted pursuant to the Trust Agreement, divided by the number of then outstanding Public Shares. As used herein, “Trust Account” means the trust account into which the net proceeds of the IPO and a portion of the net proceeds of the concurrent private placement of Warrants will be deposited, and “Trust Agreement” means the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company being entered into in connection with the IPO and governing the use of funds held in the Trust Account.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to any Founder Shares owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, except for any rights to liquidating distributions that the undersigned may have in respect of any Public Shares held by the undersigned from time to time. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on any liquidation of the Company.

(c) [In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but the liability of the undersigned in respect of such indemnification and hold harmless obligation shall be limited to the amount of the then-existing net assets of the undersigned and only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below the lesser of (x) $10.00 per Public Share or (y) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligations and up to $100,000 for liquidation expenses; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). For the avoidance of doubt, all obligations and liabilities of the undersigned, including those under or in connection with this agreement, are solely the liabilities and obligations of the undersigned and are without recourse to any member, managing member, officer, employee, or other affiliate or representative of the undersigned.]1

4. Transfer Restrictions.

(a) The undersigned agrees that until the Company consummates a Business Combination, all Founder Shares owned by the undersigned will be subject to the transfer restrictions described in the subscription agreement relating to the Founder Shares between the Company and Northern Genesis Sponsor LLC (“Sponsor”) or its permitted transferees.

(b) The undersigned agrees that until the Company consummates a Business Combination, all Warrants that are being sold privately by the Company simultaneously with the consummation of the IPO (“Private Placement Warrants”) and the shares of Common Stock underlying such Private Placement Warrants, and all Warrants that may be issued in satisfaction of loans to the Company (“Working Capital Warrants”) and the shares of Common Stock underlying such Working Capital Warrants, that in either case are owned by the undersigned will be subject to the transfer restrictions described in the subscription agreement relating to the Private Placement Warrants between the Company and Sponsor or its permitted transferees.

5. Related Party Business Combination. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with Sponsor, any officer or director of the Company, or any of their respective affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

[1]	For Sponsor letter only

6. Compensation. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation, finder fee or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination, except as otherwise described in the Company’s registration statement on Form S-1 (SEC File No. 333-251639) filed with the Securities and Exchange Commission in relation to the IPO.

7. Conflicts of Interest. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any fiduciary or contractual obligations the undersigned might have.

8. Directors and Officers.2

(a) The undersigned agrees to continue to serve as a director and/or officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

(b) The undersigned’s biographical information previously furnished to the Company and the Representatives is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act.

(c) The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company.

(d) If and for so long as the undersigned serves as an officer of the Company, the undersigned agrees not to become an officer or director of any other special purpose acquisition company which has publicly filed a registration statement with the SEC, unless (i) the Company has entered into a definitive agreement regarding an initial Business Combination and such agreement remains in effect, or (ii) the Company has commenced liquidation as a result of a failure to complete an initial Business Combination within 24 months after the closing of the IPO; provided, however, that the foregoing shall not prohibit continued service as an officer or director of any other special purpose acquisition company that the undersigned accepted when not prohibited by this restriction.

9. Representations and Warranties. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects. The undersigned represents and warrants that the undersigned:

(a) has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) the undersigned or any partnership in which the undersigned was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which the undersigned was an executive officer at or within two years before the time of such filing;

[2]	For Director/Officer letter only.

(b) has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c) has never been convicted of fraud in a civil or criminal proceeding;

(d) has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the undersigned’s right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g) has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) has never been subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. Governing Law; Jurisdiction. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

11. Entire Agreement. This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby; provided, however, that nothing herein shall be deemed to supersede or amend any of the terms of the subscription agreements between the Company and Sponsor (and its permitted transferees) with respect to the Private Placement Warrants or Founder Shares. This letter agreement may not be changed, amended, modified or waived except by a written instrument executed by all parties hereto.

12. Reliance; Specific Enforcement.

(a) The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

(b) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

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Print Name of Insider

Signature

Acknowledged and Agreed:

NORTHERN GENESIS ACQUISITION CORP. II

By:
Name:
Title: